Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of this 26th day of November 2007, by and among, the Purchaser, as secured party, each other purchaser listed on the signature page attached hereto (the “Secured Party”), and Cord Blood America, Inc., a Florida corporation, as grantor (“Grantor”).  All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Securities Agreement (as defined below).

RECITALS:

WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement, dated as of the date hereof (the “Securities Agreement”), by and among the parties hereto, Cord Blood issued to the Secured Party a senior convertible note (the “Note”) in the principle amount of One Million Nine Hundred Thirty One Thousand One Hundred Six Dollars and Twenty Cents ($1,931,106.20) as consideration of the Purchase Price, which Noteholder accepted, upon the condition, among others, that Grantor shall have executed and delivered this Security Agreement and the other documents contemplated therewith (collectively, the “Transaction Documents”);

WHEREAS, Grantor is hereby granting a security interest in its assets in favor of Secured Party upon the terms and conditions set forth herein, to secure its obligations under the Note.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and Secured Party hereby agree as follows:

ARTICLE 1.  Definitions.

1.1.

General Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both singular and plural forms of the terms defined):

“Chattel Paper” means all chattel paper as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, electronic chattel paper, as such term is defined in the UCC.

“Collateral” means and includes all now and hereafter acquired assets of the Grantor including, without limitation:

(A)

all Inventory;

(B)

all Equipment;

(C)

all General Intangibles;

(D)

all Receivables;

(E)

all Chattel Paper;

(F)

all Letter-of-Credit Rights;

(G)

all Instruments;

(H)

the commercial tort claims set forth on Schedule V;

(I)

all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by any Grantor or in which a Grantor has an interest) which at any time evidence or contain information relating to any or all of (A), (B), (C), (D), (E), (F), (G) and (H) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(J)

documents of title, policies and certificates of insurance, securities, Chattel Paper, other documents or instruments evidencing or pertaining to any or all of (A), (B), (C), (D) (E), (F), (G), (H) and (I) above;

(K)

all Supporting Obligations and guaranties now owned or hereafter acquired, including letters of credit and guarantees issued in support of Receivables, Chattel Paper, General Intangibles and Investment Property, Liens on real or personal property, leases, and other agreements and property which in any way secure or relate to any or all of (A), (B), (C), (D), (E), (F), (G), (H), (I) and (J) above, or are acquired for the purpose of securing and enforcing any item thereof;

(L)

()  all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Secured Party for the account of the Grantor (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of the Grantor with Secured Party or any other Person including those to which any such cash may at any time and from time to time be credited, (iii) all Payment Intangibles, (iv) all letter of credit obligations, (v) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, (vi) all interest, dividends, distributions and other proceeds payable on or with respect to (1) such investments and reinvestments and (2) such accounts, and (vii)(1) capital stock, equity securities or interests or other Investment Property (including the Shares and the other capital stock described on Exhibit A hereto), (2) all cash dividends and cash distributions with respect to the foregoing (“Dividends”), (3) all non-cash dividends paid on capital securities, liquidating dividends paid on capital securities, shares of capital securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any capital securities constituting Collateral (excluding Dividends), and (4) all certificates, agreements (including stockholders agreements, partnership agreements, operating agreements and limited liability company agreements), books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing; and

(M)

all products and proceeds of (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above) and all claims of the Grantor against third parties (x) for (i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of any or all of (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above and (y) proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

Secured Party acknowledges that the attachment of the security interest in any commercial tort claim as original Collateral is subject to the Grantor’s compliance with Section 4.10(d).

Notwithstanding the foregoing, Collateral shall not include any of the Excluded Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third parties under any Copyright now or hereafter owned by the Grantor or which any of the Grantor otherwise has the right to license, or granting any right to the Grantor under any Copyright now or hereafter owned by any third Parties, and all rights of the Grantor under any such agreement.

“Copyrights” means all of the following, now owned or hereafter acquired by the Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II attached hereto.

“Customer” means and includes the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any Parties who enters into or proposes to enter into any contract or other arrangement with the Grantor, pursuant to which the Grantor are to deliver any personal property or perform any services.

“Default” means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Equipment” means all equipment as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation:  plant and office equipment, tools, dies, parts, data processing equipment, computer equipment with embedded software and peripheral equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessions thereto.

“Event of Default” means the occurrence of any of the events set forth in Section 6.1.

“Excluded Collateral” means, collectively, each of the following:

(A)

vehicles subject to a certificate of title statute; and

(B)

rights under licenses, permits and contracts and other general intangibles to the extent that the granting of a security interest therein or assignment thereof would violate any applicable law or any enforceable provision of any such license, permit, contract or other general intangible, provided that the Grantor shall not permit any such prohibitions in any contracts, licenses, general intangibles and permits entered into after the date hereof except in the ordinary course on usual and customary terms, consistent with past practice.

“General Intangibles” means all general intangibles as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, Payment Intangibles, Intellectual Property, equipment formulation, manufacturing procedures, quality control procedures, product specifications, registrations, contract rights, choses in action, causes of action, corporate or other business records, goodwill, claims under guarantees, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature.

“Grantor” shall have the meaning set forth in the Preamble above.

 “Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, a negotiable instrument or a certificated security or any other writing which evidences a right to the payment of money.

“Intellectual Property” means all intellectual and similar property of the Grantor of every kind and nature, now owned or hereafter acquired, by the Grantor, including inventions, designs, Trademarks, Patents, Copyrights, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in the connection with, any of the foregoing.

“Inventory” means all inventory as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

 “Investment Property” means all investment property as such term is defined in the UCC.

 “Letter-of-Credit Rights” means all letter-of-credit rights as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, rights to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is entitled to demand payment or performance.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense to which the Grantor is a Parties.

“Lien” means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Mortgage” shall have the meaning set forth in Section 7.3.

“Note” shall have the meaning set forth in the Recitals above.

“Obligations” means and includes all obligations of the Grantor to Secured Party under the Securities Purchase Agreement, the Note and this Agreement, including, without limitation, all expenses (including attorneys’ fees and expenses) chargeable to the Grantor account or incurred by Secured Party in connection with the Grantor account whether provided for herein or in any other agreement, instrument or document executed by or on behalf of the Grantor in connection with this Agreement or the Collateral.

 “Patent License” means any written agreement, now or hereafter in effect, granting to any third parties any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Grantor or which the Grantor otherwise have the right to license, is in existence, or granting to the Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third Parties, is in existence, and all rights of the Grantor under any such agreement.

“Patents” means all of the following, now owned or hereafter acquired by the Grantor (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III attached hereto, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Payment Intangibles” means all payment intangibles as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation a General Intangible under which the account debtor’s principle obligation is a monetary obligation.

“Permitted Liens” means with respect to any Grantor:

(a)

Liens created under the Transaction Documents;

(b)

encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of such Grantor to use such property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(c)

Liens for taxes, assessments or other governmental charges (including without limitation in connection with workers’ compensation and unemployment insurance) that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the assets or property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

(d)

Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the assets or property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established and which have been bonded over and omitted from the title policy;

(e)

purchase money Liens to finance property or assets of any Grantor acquired in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not exceed the cost of such property or assets (including the cost of design, development, improvement, production, acquisition, construction, installation and integration) and shall not be secured by any property or assets of any Grantor other than the property and assets so acquired or constructed (and any improvements thereto) and (ii) the Lien securing such Indebtedness shall be created within ten (10) days of such acquisition, construction or improvement;

(f)

Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(g)

Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Parent or any of its Subsidiaries, including rights of offset and set-off;

(h)

Liens on Excluded Collateral; and

(i)

Liens existing on the date of this agreement which are listed on Schedule 3.1 to this Agreement.

“Premises” means all premises where the Grantor conducts its business and has any rights of possession, including, without limitation, the premises described in Schedule V attached hereto.

“Receivables” means all accounts as such term is defined in the UCC, including, without limitation each and every right to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of Taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Grantor or by some other Person who subsequently transfers such Person’s interest to the Grantor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Grantor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor,  including, but not limited to, all present and future accounts, contract rights, loans and obligations receivable, Chattel Paper, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of General Intangibles.

“Secured Party” shall have the meaning set forth in the Preamble above.

“Security Interest” shall have the meaning assigned to such term in Section 2.1 hereof.

“Subsidiary” of any entity means, at any date, any Person: (a) the accounts of which would be consolidated with those of the applicable entity in such entity’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date; or (b) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable entity or one or more subsidiaries of such entity; or (c) that is under the Control of such entity.

“Subsidiary Guarantor” means each Subsidiary of Parent which guarantees the Obligations of Parent.

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC, as may now exist or that hereafter arise.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third parties any right to use any Trademark, now or hereafter owned by the Grantor or which the Grantor otherwise has the right to license, or granting to the Grantor any right to use any Trademark now or hereafter owned by any third Parties and all rights of the Grantor under any such agreement.

“Trademarks” means all of the following, now owned or hereafter acquired by the Grantor: (a) all trademarks, service marks, trade names, corporate names, business names, fictitious business names, trade styles, trade dress, logos, uniform resource locations (URLs), Internet domain names, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registrations and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule IV attached hereto, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state designated in Section 8.12 as the state whose laws govern this Agreement or in any other state whose laws are held to govern this Agreement or any portion hereof.

1.2.

Other Terms.

(a)

All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

(b)

All terms defined in the UCC and not defined in this Agreement or the Purchase Agreement shall have the meanings specified in the UCC.

(c)

All accounting terms not otherwise defined in this Agreement or the Purchase Agreement shall have the meanings assigned to them in accordance with GAAP.

1.3.

Cross References.

(a)

All references in this Agreement to Articles, Sections, subsections, Exhibits and Schedules, shall be to Articles, Sections, subsections, Exhibits and Schedules of this Agreement unless otherwise explicitly specified.

(b)

All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

ARTICLE 2.  Security Interest.

2.1.

Security Interest.

(a)

To secure the prompt and complete payment and performance to Secured Party of the Obligations, the Grantor hereby assign, pledge and grant to Secured Party a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, whether or not the same is subject to Article 9 of the UCC (the “Security Interest”).  All of the Grantor ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed by Secured Party, be kept by the Grantor in trust for Secured Party until all Obligations have been paid in full.

(b)

The Grantor hereby authorize Secured Party to file one or more financing statements (including fixture filings), amendments, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Grantor, without the Grantor signature appearing thereon.  The Grantor agree to furnish to Secured Party promptly upon request any information necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Grantor.  The Grantor also ratifies its authorization for Secured Party to file any initial financing statements or amendments thereto filed prior to the date hereof.  If any Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, the Grantor will immediately deliver such instrument to Secured Party appropriately endorsed.

ARTICLE 3.  Representations and Warranties.

The Grantor hereby represents and warrants to Secured Party as of the date hereof, knowing and intending that Secured Party is relying hereon in entering into this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, as follows:

3.1.

Title and Liens.  The Collateral: (a) is owned solely by the Grantor free and clear of all Liens, except (i) those in Secured Party’s favor and (ii) Permitted Liens, including the Liens existing on the date hereof as set forth on Schedule 3.1; and (b) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest.  The Grantor holds the commercial tort claims set forth on Schedule V.

3.2.

Validity of Security Interest.  The Security Interest constitutes: (a) a legal and valid Lien in all of the Collateral; (b) subject to the filing of the financing statements described in Section 2.1(b) hereof, a perfected Lien in all Collateral in which a Lien may be perfected by the filing of a financing statement; and (c) a perfected Lien in all Collateral in which a Lien may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

3.3.

The Internet domain names and uniform resource locations (URLs) listed on Schedule 3.3 (i)  constitute all of the Internet domain names and URLs owned, licensed by, registered to or otherwise used by the Grantor and (ii) sets forth, as applicable, with respect to each Internet domain name or uniform resource location listed thereon, the name of each Grantor with said rights, the name and address of the registrar therefor, the address of the host server, the identity of the administrative contact with the registry therefor and an indication as to whether such Internet domain name or uniform resource location is actively used by the applicable Grantor or any other Grantor.

ARTICLE 4.  Covenants.

4.1.

Change of Name; Location of Collateral; Records; Place of Business.  Grantor shall not make any change: (a) in its name; (b) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office facility at which Collateral owned by it is located (including the establishment of any such new office or facility) from the locations set forth on Schedule I attached hereto; (c) in its identity or type of organization or corporate structure; (d) in its Federal Taxpayer Identification Number or, if any, its organizational identification number; or (e) in its jurisdiction of organization; unless in each instance, (i) the Grantor provides Secured Party at least thirty (30) days prior written notice of such change, and (ii) all filings have been made under the UCC or otherwise that are required in order for Secured Party to continue at all times following such change to have a valid, legal and perfected security interest having the same priority in effect immediately prior to such change, in all the Collateral subject to the exceptions set forth in Section 3.1.

4.2.

Records.  The Grantor shall keep and maintain at its own cost and expense, satisfactory and complete records of the Collateral including, without limitation, a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Following the occurrence of an Event of Default, Secured Party may at any time verify the Grantor Receivables utilizing an audit control party.  Secured Party or Secured Party’s designee may, following the occurrence of an Event of Default, notify Customers at any time, at Secured Party’s sole discretion, of Secured Party’s Security Interest in Receivables and collect them directly from the Customers or parties to contracts, instruments and chattel paper and charge the collection costs and expenses to the Grantor account, but, unless and until Secured Party does so or gives the Grantor other instructions, the Grantor shall collect all Receivables for Secured Party, receive all payments thereon for Secured Party’s benefit in trust as Secured Party’s trustee and immediately deliver them to Secured Party in their original form with all necessary endorsements or deposit such payments as directed by Secured Party.  The Grantor shall place notations upon the Grantor books of account and any financial statement prepared by the Grantor to disclose Secured Party’s Security Interest in the Collateral and shall provide Secured Party, as requested by Secured Party, such schedules, documents and/or information regarding the Collateral as Secured Party may require.

4.3.

Protection of Collateral and Security Interest.  The Grantor shall, at its own cost and expense, take any and all actions necessary to defend the Collateral against the claims and demands of all parties and to defend the Security Interest of Secured Party in the Collateral and the priority thereof against any Lien other than  Permitted Liens.

4.4.

Further Assurances.

(a)

Any time and from time to time, upon the written request of Secured Party and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Secured Party may reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby.

(b)

Without limiting the generality of the foregoing, the Grantor hereby authorizes Secured Party to supplement this Agreement by supplementing Schedule II, III or IV hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents or Trademarks.

(c)

Each Grantor shall take all steps reasonably necessary to perfect Secured Party’s security interest in all of the Internet domain names and uniform resource locations (URLs) registered under such Grantor’s name that form part of the Collateral, including using its reasonable best efforts to obtain a tri-party agreement among such Grantor, Secured Party and the registrar of each Internet domain name and uniform resource locations (URLs) registered in Grantor’s name acknowledging Secured Party’s security interest in such Internet domain name or uniform resource location (URL).

4.5.

Inspection  and Examination.  At all times during normal business hours, Secured Party shall have the right to: (a) visit and inspect the Grantor properties and the Collateral; and (b) inspect, audit and make extracts from the Grantor relevant books and records relating to the Collateral.  The Grantor will deliver to Secured Party any instrument necessary for Secured Party to obtain records from any service bureau maintaining records for the Grantor.

4.6.

Liens.  The Grantor shall not grant, permit, or suffer to exist, any Lien in any Collateral or any of the Grantor other assets to anyone other than Secured Party, except for the Permitted Liens.

4.7.

Use and Disposition of Collateral.  The Grantor shall: (a) not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sales of Inventory in the ordinary course of business, (ii) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business; (iii) payment of expenses incurred in the oridinary course of the Company’s business (iv) repayment of any loans listed on Schedule 4.7 and (b) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved in a commercially reasonable manner.

4.8.

Risk of Loss; Insurance.  The Grantor shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.  The Grantor shall keep the Collateral insured as follows:

(a)

Casualty Insurance.  Maintain extended coverage casualty insurance written in the name of the Grantor in the broadest “all risks” form available on a full replacement cost basis covering all Collateral.  Such insurance shall be in amounts and with deductible amounts that are acceptable to Secured Party.

(b)

Liability Insurance.  Maintain commercial general liability insurance in the name of Secured Party, including a contractual liability endorsement and a completed operations and personal injury coverage, with a combined single limit for any one occurrence of at least $3,000,000.

(c)

Policy Terms.  All insurance policies shall meet the following requirements:

(i)

overall blanket or excess coverage policies may be supplied; provided, however, that all insurance shall be in amounts sufficient to prevent any insured from being a co-insurer and that the amount of the casualty insurance coverage attributable to the Collateral is clearly set forth; and

(ii)

all policies shall: (A) name Secured Party “and its successors and assigns as their interests may appear” as “additional insured” and “loss payee” on all casualty insurance and as “additional insured” as to all other insurance; (B) contain an endorsement stating that, as to the interest of Secured Party, such policy “shall not be impaired, invalidated or affected by any statement, act or neglect of any insured, loss payee or other Person, or by any failure to make any report to the insurer, or by the institution of any proceeding to execute upon any lien”; and (C) contain a provision stating that such policy “shall not be canceled or modified except after thirty (30) days prior written notice delivered to Secured Party at its address for notices herein or as subsequently directed in writing by Secured Party”; and

(iii)

all policies shall be in a form acceptable to Secured Party and shall be issued by financially sound insurers duly licensed and authorized to conduct that type of insurance business in each state where the Collateral is located; and

(iv)

evidence on ACORD Form 27 (with respect to casualty coverage) and ACORD Form 25 (with respect to other coverages) of the existence of all policies of insurance and endorsements thereof shall be delivered to Secured Party prior to the date hereof.  At least thirty (30) days prior to the expiration of any such policies, the Grantor shall furnish paid receipts and other evidence satisfactory to Secured Party that all such policies have been renewed or replaced; and

(v)

all policies shall provide that the insurance proceeds and awards may be adjusted only after obtaining the prior written consent of Secured Party and shall be paid directly to Secured Party to the extent required in Section 4.8(d).

(d)

Insurance Proceeds.  Secured Party’s loss payable endorsements shall specify that the proceeds of such insurance (other than key-man life insurance) shall be payable to Secured Party as its interests may appear, and Secured Party shall have the exclusive authority to determine whether to apply any awards and proceeds to reduce the Note or any other Obligations.

(e)

Further Actions.  Secured Party shall have the authority on behalf of the Grantor to execute and deliver any such instruments, agreements and documents as may be necessary to effect the provisions of this Section 4.8.  Any deficiency remaining in the amounts owing by the Grantor to Secured Party after application of any awards and proceeds shall be paid by the Grantor to Secured Party, on demand, and shall be deemed Obligations and additional principal under the Note bearing interest at the rate specified therein until indefeasibly paid in full.

4.9.

Covenants Regarding Patent, Trademark and Copyright Collateral.

(a)

The Grantor agree that it will not, nor will they permit any of its licensees to, do any act, or omit to do any act, whereby any Patent may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)

The Grantor (either alone or through its licensees or its sub licensees) will, for each Trademark, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third parties’ rights.

(c)

The Grantor (either themselves or through licensees) will, for each work covered by a Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)

The Grantor shall notify Secured Party immediately if they knows or have reason to know that any Patent, Trademark or Copyright may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding the Grantor ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(e)

In no event shall the Grantor, either themselves or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office (or any successor thereof), unless it promptly informs Secured Party, and, upon request of Secured Party, execute and deliver the appropriate security agreement as described in (e), (f), and (g) above and any additional agreements, instruments, documents and papers as Secured Party may request to evidence Secured Party’s security interest in such Patent, Trademark or Copyright, and the Grantor hereby appoint Secured Party as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)

The Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office (or any successor thereof) to maintain and pursue each material application relating to the United States Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued United States Patent and each United States registration of the Trademarks and Copyrights, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)

Upon and during the continuance of an Event of Default, upon the request of Secured Party, the Grantor shall obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all the Grantor right, title and interest thereunder to Secured Party or its designee.

4.10.

Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of Secured Party to enforce, Secured Party’s Security Interest in the Collateral, the Grantor agree, in each case at the Grantor own expense, to take the following actions with respect to the following Collateral:

(a)

Deposit Accounts.  For each deposit account that the Grantor at any time opens or maintains and that is included in the Collateral, the Grantor shall, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either: (i) cause the depositary bank to agree to comply at any time with instructions from Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Grantor; or (ii) arrange for Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of Secured Party, to exercise rights to withdraw funds from such deposit account.  Secured Party agrees with the Grantor that Secured Party shall not give any such instructions or withhold any withdrawal rights from the Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal would occur.  The provisions of this Section 4.10(a) shall not apply to any deposit account for which the Grantor, the depositary bank and Secured Party have entered into a cash collateral agreement specially negotiated among the Grantor, the depositary bank and Secured Party for the specific purpose set forth therein.

(b)

Investment Property.  If the Grantor shall at any time hold or acquire any certificated securities, the Grantor shall forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.  If any securities now or hereafter acquired by the Grantor are uncertificated and are issued to the Grantor or its nominee directly by the issuer thereof, the Grantor shall immediately notify Secured Party thereof and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either: (i) cause the issuer to agree to comply with instructions from Secured Party as to such securities, without further consent of the Grantor or such nominee; or (ii) arrange for Secured Party to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by the Grantor are held by the Grantor or its nominees through a securities intermediary or commodity intermediary, the Grantor shall immediately notify Secured Party thereof and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either: (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Secured Party to such commodity intermediary, in each case without further consent of the Grantor or such nominee; or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for Secured Party to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of Secured Party, to exercise rights to withdraw or otherwise deal with such Investment Property.  Secured Party agrees with the Grantor that Secured Party shall not give any such entitlement orders, instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantor, unless an Event of Default has occurred, or, after giving effect to any such investment and withdrawal rights would occur.  The provisions of this Section 4.10(b) shall not apply to any financial assets credited to a securities account for which Secured Party is the securities intermediary.

(c)

Letter of Credit Rights.  If the Grantor are at any time a beneficiary under a letter of credit (other than any letter credit constituting a Supporting Obligation) now or hereafter issued in favor of the Grantor, the Grantor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, the Grantor shall, pursuant to an agreement in form and substance satisfactory to Secured Party, either: (i) arrange for the issuer and any confirmer to such letter of credit to consent to an assignment to Secured Party of the proceeds of any drawing under the letter of credit; or (ii) arrange for Secured Party to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied to satisfy the Obligations.

(d)

Commercial Tort Claims.  If the Grantor shall at any time hold or acquire a commercial tort claim, the Grantor shall immediately notify Secured Party in a writing signed by the Grantor of the brief details thereof and grant to Secured Party in such writing a Security Interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party.

4.11.

Information.  The Grantor shall promptly inform Secured Party in writing of: (a) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any Governmental Authority or other Person and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of the Collateral; (b) any Event of Default or Default; (c) any change in the location of any of the Grantor Inventory or Equipment from the locations listed on Schedule I attached hereto; (d) any additional Patents, Copyrights, Trademarks, commercial tort claims or URLs or Internet domain names not listed on Schedule II, III, IV, V; or 3.3; and (e) any additional Licenses, tradenames, corporate names or Grantor’s names.

ARTICLE 5.  Power of Attorney.

Each Grantor hereby irrevocably appoints Secured Party or any other Person whom Secured Party may designate as the Grantor attorney-in-fact, with full power and authority in place and stead of such Grantor and in the name of such Grantor or in its own name to:  (a) endorse such Grantor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Secured Party’s possession; (b) sign such Grantor’s name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers; (c) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (d) execute customs declarations and such other documents as may be required to clear Inventory through United States Customs; (e) do all things necessary to carry out this Agreement and all other Transaction Documents; (f) continue any insurance existing pursuant to the terms of this Agreement and pay all or any part of the premium therefor and the cost thereof; and (g) notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by Secured Party, and to receive, open and dispose of all mail addressed to such Grantor.  Each Grantor hereby ratifies and approves all acts of the attorney.  The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  Neither Secured Party nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law.  This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to Secured Party or in which Secured Party has a Security Interest remains unpaid and until the Obligations have been fully satisfied.  Secured Party hereby agrees that it shall not exercise any of the rights conferred on it under this Article 5 until the occurrence and continuation of an Event of Default.

ARTICLE 6.  Events of Default, Rights and Remedies.

6.1.

Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)

the occurrence of an “Event of Default” under the Note; or

(b)

the Security Interest for any reason ceases to be or is not a valid and perfected third priority Lien, subject to the exceptions set forth in Section 3.1.

6.2.

Rights and Remedies.  Upon the occurrence of any Event of Default, Secured Party shall have the right to demand repayment in full of all Obligations, whether or not otherwise due (in such case Secured Party may deposit any and all such amounts realized in a cash collateral deposit account to be maintained as security for the Obligations).  Until all Obligations have been fully satisfied, Secured Party shall retain its Security Interest in all Collateral. During an event of Default, Secured Party shall have, in addition to all other rights provided herein, the rights and remedies of a Secured Party under the UCC, and under other applicable law, all other legal and equitable rights to which Secured Party may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require the Grantor to assemble the Collateral, at the Grantor expense, and to make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties and to enter any of the Premises of the Grantor or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same at any such Premises until sold (and in the case of any of the Premises or any other property of the Grantor, the Grantor agrees not to charge Secured Party for storage thereof).  Further, Secured Party may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for Secured Party in one or more parcels at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Secured Party, in Secured Party’s sole discretion, deems advisable or Secured Party may otherwise recover upon the Collateral in any commercially reasonable manner as Secured Party, in its sole discretion, deems advisable.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Grantor at the Grantor address as shown in Secured Party’s records, at least ten (10) days before the time of the event of which notice is being given.  Secured Party may be the purchaser at any sale, if it is public.  Until Secured Party is able to effect a sale, lease, or other disposition of Collateral, Secured Party shall have the right to use or operate Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Secured Party.  Secured Party shall have no obligation to the Grantor to maintain or preserve the rights of the Grantor as against third parties with respect to Collateral while Collateral is in the possession of Secured Party.  Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party’s remedies with respect to such appointment without prior notice or hearing.  In connection with the exercise of the foregoing remedies, Secured Party is granted permission to use: (a) all of the Grantor Intellectual Property which are used in connection with Inventory for the purpose of disposing of such Inventory; and (b) any Equipment for the purpose of completing the manufacture of unfinished goods.  The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys’ fees, and second to the payment (in whatever order Secured Party elects) of all Obligations.  Secured Party will return any excess to the Grantor and the Grantor shall remain liable to Secured Party for any deficiency.

6.3.

Grant of License to Use Intellectual Property.  For the purpose of enabling Secured Party to exercise the rights and remedies under this ARTICLE 6.   at such time as Secured Party shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by Secured Party shall be exercised, at the option of Secured Party, from and after the occurrence of an Event of Default; provided that any license, sublicense or other transaction entered into by Secured Party in accordance herewith shall be binding upon the Grantor notwithstanding any subsequent cure of an Event of Default

ARTICLE 7.  Additional Collateral; Additional Grantor.

7.1.

Subject to the terms of this Article 7, with respect to any property acquired after the Closing Date by any of the Grantor that is intended to be subject to the Lien created by this Agreement but is not so subject, promptly (and in any event within 30 days after the acquisition thereof), at the written request of Secured Party, (i) execute and deliver to Secured Party such amendments or supplements to the relevant security documents or such other documents as Secured Party shall deem necessary or advisable to grant to Secured Party a Lien on such property subject to no Liens other than Permitted Liens, and (ii) promptly after the written request of the Secured Party take all actions necessary to cause such Lien to be duly perfected to the extent required by such security document in accordance with all applicable requirements of law, including the filing of financing statements in such jurisdictions as may be reasonably requested by Secured Party.  The Grantor shall otherwise take such actions and execute and/or deliver to Secured Party such documents as Secured Party shall require to confirm the validity, perfection and priority of the Lien  on such after-acquired properties.

7.2.

With respect to any Person that is or becomes a Subsidiary after the Closing Date, promptly (and in any event within 30 days after such Person becomes a Subsidiary) (i) deliver to Secured Party the certificates, if any, representing all of the equity interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such equity interests, and all intercompany notes owing from such Subsidiary to the Grantor together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Grantor and (ii) cause such new Subsidiary (A) to execute a guaranty in form and substance reasonably acceptable to Secured Party to become a Subsidiary Guarantor and an Assumption Agreement to this Agreement, substantially in the form annexed thereto or, in the case of a foreign subsidiary, execute a security agreement compatible with the laws of such foreign subsidiary’s jurisdiction in form and substance reasonably satisfactory to Secured Party, and (B) to take all actions necessary or advisable or as otherwise reasonably requested by Secured Party to cause the Liens to be duly perfected to the extent required by such agreement in accordance with all applicable requirements of law, including the filing of financing statements in such jurisdictions as may be reasonably requested by Secured Party.  Notwithstanding the foregoing, (1) the obligations under this Section 7.2 shall not apply to Excluded Collateral and (2) no foreign Subsidiary shall be required to take the actions specified in clause (ii) of this Section 7.2, if, in the case of clause (2), doing so would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger an increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by the Borrower; provided that this exception shall not apply to (A) voting stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 66% of the total voting power of all outstanding voting stock of such Subsidiary and (B) 100% of the equity interests not constituting voting stock of any such Subsidiary, except that any such equity interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as voting stock for purposes of this Section 7.2.

7.3.

Promptly grant to Secured Party, within 30 days of the acquisition thereof, a security interest in and mortgage on each real property (the “Mortgage”), other than Excluded Collateral, owned in fee by the Grantor as is acquired by such Grantor after the Closing Date and that, together with any improvements thereon, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 3.1).  Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to Secured Party and shall constitute valid and enforceable perfected Liens subject only to Permitted  Liens or other Liens acceptable to Secured Party.  The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of Secured Party and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Grantor.  The Grantor shall otherwise take such actions and execute and/or deliver to Secured Party such documents as Secured Party shall require to confirm, if any, the validity, perfection and priority of the Lien of any existing mortgage or new mortgage against such after-acquired real property (including a Title Policy, a survey and local counsel opinion (in form and substance reasonably satisfactory to Secured Party in respect of such Mortgage).

ARTICLE 8.  Miscellaneous.

8.1.

No Waiver; Cumulative Remedies.  No failure or delay by Secured Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement.  The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

8.2.

Waivers.  The Grantor waive presentment and protest of any instrument and notice thereof, notice of default and all other notices to which the Grantor might otherwise be entitled.

8.3.

Security Interest Absolute.  All rights of Secured Party hereunder, the Security Interest and all the Obligations shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Purchase Agreement, the Guaranty, any other Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing: (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement, any other Transaction Document or any other agreement or instrument; (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty securing or guaranteeing all or any of the Obligations; or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement. Notwithstanding anything to the contrary herein this Agreement is subject to the Subordination Agreement between Shelter Island Opportunity Fund, LLC, the Company and the Secured Party, dated the date hereof.

8.4.

Amendments, Etc.  No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by the Grantor therefrom or any release of a Lien shall be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

8.5.

Notices.  Except as otherwise expressly provided herein, any notice or request hereunder shall be given in accordance with the terms of the Purchase Agreement.

8.6.

Collateral.  This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Grantor is entitled to any surplus and shall remain liable for any deficiency.  Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  Secured Party shall not be obligated to preserve any rights the Grantor may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

8.7.

Costs and Expenses; Indemnification.

(a)

The Grantor shall pay all of Secured Party’s out-of-pocket costs and expenses including, without limitation, fees and disbursements of counsel and appraisers, connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement, the Purchase Agreement or any other Transaction Document.  The Grantor shall also pay all of Secured Party’s out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, in connection with: (i) the preparation, execution and delivery of any waiver, amendment or consent proposed or executed in connection with the transactions contemplated by this Agreement; (ii) Secured Party’s obtaining performance of the Grantor obligations under this Agreement, including, but not limited to, the enforcement or defense of the Security Interest, assignments of rights and Liens hereunder as valid perfected security interests; (iii) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral; and (iv) any consultations in connection with any of the foregoing.

(b)

Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Transaction Documents.  The provisions of this Section 8.7 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Transaction Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of Secured Party.  All amounts due under this Section 8.7 shall be payable on written demand therefor, and shall bear interest at the rate then in effect under the Note until such amounts are paid in full.

8.8.

Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

8.9.

Binding Effect; Assignment; Complete Agreement.  This Agreement shall be binding upon and inure to the benefit of the Grantor and Secured Party and their respective successors and assigns, except that the Grantor shall not have the right to assign or transfer its respective rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void).  Upon a transfer by Secured Party, Secured Party shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee.

8.10.

Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

8.11.

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.12.

Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.  Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in the Southern District of New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such parties may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding.  Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Notwithstanding the foregoing to the contrary, Secured Party may institute and prosecute any action, suit or proceeding in any court of competent jurisdiction it shall deem advisable in connection the enforcement of its rights against the Collateral.

8.13.

No Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues.  ACCORDINGLY, EACH SUCH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Each party certifies and acknowledges that: (a) no other party has represented, expressly or otherwise, that such other Parties would not, in the event of litigation, seek to enforce the foregoing waiver; (b) each such Parties understands and has considered the implications of this waiver; and (iii) each such Parties has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 8.13.

8.14.

Recapture.  Anything in this Agreement to the contrary notwithstanding, if Secured Party receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by Secured Party, the Grantor obligations to Secured Party shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Secured Party, which payment shall be due on demand.

8.15.

Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Parties shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits hereto.

8.16

Termination of this Agreement.  This Agreement and the Security Interest shall terminate immediately on the satisfaction of the Obligations and the Secured Party shall immediately thereafter return to the Company any Collateral directly or indirectly in its possession or control.

[Signature Pages Follow.]

IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the day and year first above written.

SECURED PARTY:

By:	/s/
Name:
Title:

GRANTOR:
CORD BLOOD AMERICA, INC.

By:	/s/ Matthew Schissler
Name:	Matthew Schissler
Title:	Chief Executive Officer